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                                                                    Exhibit 23.2

                           Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-96788), pertaining to the Crown Vantage Inc. StockPlus Employee Stock Ownership Plan, of our report dated February 10, 1997, with respect to the consolidated financial statements of Crown Vantage Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 29, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP

San Francisco, California
April 28, 1997